UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 30, 2013

Affirmative Insurance Holdings, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-50795	75-2770432
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4450 Sojourn Drive, Suite 500, Addison, Texas	75001
(Address of principal executive offices)	Zip Code

Registrant’s telephone, including area code: (972) 728-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

(a)	$40.0 million Senior Secured Credit Facility

On September 30, 2013, Affirmative Insurance Holdings, Inc. (Company) entered into a $40.0 million senior secured credit facility (Senior Facility) with Credit Suisse AG, Cayman Islands Branch, as Administrative Agent and Collateral Agent (Credit Suisse). The Senior Facility provides for a $40.0 million senior term loan facility. Concurrent with its entry into the Senior Facility, the Company borrowed $40.0 million (Borrowing) under the Senior Facility to refinance a portion of the remaining principal balance on the Company’s existing senior secured facility (Prior Credit Facility), as well as to pay related costs and expenses. The Borrowing includes a five percent (5%) original issue discount in addition to customary arrangement and administrative agent fees.

The principal amount of the Borrowing is payable in quarterly installments of: (i) $2.0 million beginning December 31, 2013 and ending September 30, 2014; (ii) $3.5 million beginning December 31, 2014 and ending September 30, 2015; and (iii) $4.5 million on December 31, 2015, with the remaining principal balance due on the Maturity Date of March 31, 2016.

At the option of the Company, borrowings under the Senior Facility bear interest at either (i) an Adjusted LIBO Rate (Adjusted LIBO Rate), defined generally as a per annum interest rate equal to the product of the British Bankers’ Association Interest Settlement Rates for deposits in dollars in effect and a fraction based on the statutory reserve percentages established by the Board of Governors of the U.S. Federal Reserve System, plus 7.25%, or (ii) an Alternative Base Rate, that for any day means a per annum rate equal to the greatest of the Prime Rate, the Federal Funds effective rate, plus 0.5%, or the Adjusted LIBO Rate for an interest period of one month, plus 1.0%, plus 6.25%. The Company is also required to pay various fees as set forth in the Senior Facility.

The Senior Facility is secured by liens on the current assets of the Company and various subsidiaries of the Company, including but not limited to, all accounts, equipment, deposit accounts, intellectual property and proceeds. There are no liens on the assets of the Company’s regulated insurance subsidiaries.

The Senior Facility contains terms and provisions (including representations, covenants and conditions) customary for transactions of this type, including covenants of the Company to maintain minimum financial thresholds for reserves, risk-based capital and loss ratios of the Company’s regulated insurance subsidiaries, and consolidated EBITDA for the Company and its non-regulated subsidiaries.

The Senior Facility contains customary events of default, including nonpayment of amounts due under the Senior Facility; inaccuracy of representations and warranties; violation of covenants; certain bankruptcy events; change of control events; material judgments; and certain ERISA-related events. If an event of default occurs and is continuing, the lenders may terminate their loan commitments and may require the Company to repay its obligations under the Senior Facility.

In connection with the closing of the Senior Facility, the Subordinated Facility described in Item 1.01(b), and the sale of the Company’s Retail Business described in Item 2.01, the Company paid the full principal amount due under the Prior Credit Facility.

The foregoing description of the material terms of the Senior Facility does not purport to be a complete summary of the terms of the Senior Facility and is qualified in its entirety by reference to the complete text of the Senior Facility, a copy of which will be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2013.

(b)	$10.0 million Subordinated Secured Credit Facility

On September 30, 2013, Affirmative Insurance Holdings, Inc. (Company) entered into a $10.0 million subordinated secured credit facility (Subordinated Facility) with JCF AFFM Debt Holdings, L.P., as Administrative Agent and Collateral Agent. JCF AFFM Debt Holdings, L.P. is an affiliate of J.C. Flowers & Co. LLC and New Affirmative LLC, the Company’s 51.0% majority shareholder (Subordinated Lenders). The Subordinated Facility provides for a $10.0 million subordinated term loan facility. Concurrent with its entry into the Subordinated Facility, the Company borrowed $10.0 million (Borrowing) under the Facility to refinance a portion of the remaining principal balance on the Company’s Prior Credit Facility. As consideration for the funding commitments under the Subordinated Facility, a fully earned and payable fee equal to thirty percent (30%) of the principal amount will be capitalized and added to the principal amount of the Borrowing on the Closing Date. The principal amount of the Borrowing is due and payable, to the extent not previously paid on the Maturity Date of March 30, 2017.

At the option of the Company, borrowings under the Subordinated Facility bear interest at either (i) an Adjusted LIBO Rate (Adjusted LIBO Rate), defined generally as a per annum interest rate equal to the product of the British Bankers’ Association Interest Settlement Rates for deposits in dollars in effect and a fraction based on the statutory reserve percentages established by the Board of Governors of the U.S. Federal Reserve System, plus 18.0%, or (ii) an Alternative Base Rate, that for any day means a per annum rate equal to the greatest of the Prime Rate, the Federal Funds effective rate, plus 0.5%, or the Adjusted LIBO Rate for an interest period of one month, plus 1.0%, plus 17.0%. Interest will be paid-in-kind and added to outstanding principal under the Subordinated Facility until the Senior Facility is paid in full. The Company is also required to pay various fees as set forth in the Subordinated Facility.

The Subordinated Facility is secured by second subordinate liens on the current assets of the Company and various subsidiaries of the Company, including but not limited to, all accounts, equipment, deposit accounts, intellectual property and proceeds. There are no liens on the assets of the Company’s regulated insurance subsidiaries. The Company, the Subordinated Lenders and Credit Suisse are also party to an Intercreditor and Subordination Agreement which further defines the priority rights of the lenders under the Senior Facility and Subordinated Facility.

The Subordinated Facility contains terms and provisions (including representations, covenants and conditions) customary for transactions of this type, including covenants of the Company to maintain minimum financial thresholds for reserves, risk-based capital and loss ratios of the Company’s regulated insurance subsidiaries, and consolidated EBITDA for the Company and its non-regulated subsidiaries.

The Subordinated Facility contains customary events of default, including nonpayment of amounts due under the Subordinated Facility; inaccuracy of representations and warranties; violation of covenants; certain bankruptcy events; change of control events; material judgments; and certain ERISA-related events. If an event of default occurs and is continuing, the lenders may terminate their loan commitments and may require the Company to repay its obligations under the Subordinated Facility.

In connection with the closing of the Subordinated Facility, the Senior Facility described in Item 1.01(a), and the sale of the Company’s Retail Business described in Item 2.01, the Company terminated the Prior Credit Facility.

The foregoing description of the material terms of the Subordinated Facility does not purport to be a complete summary of the terms of the Subordinated Facility and is qualified in its entirety by reference to the complete text of the Subordinated Facility, a copy of which will be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2013.

(c)	Master Distribution Agreement

On September 30, 2013, in connection with the completion of the sale of the Company’s Retail Business described in Item 2.01 of this Form 8-K, the Company entered into a Master Distribution Agreement with Confie Seguros Holding II Co. (Confie). The Master Distribution Agreement sets forth certain terms and conditions under which Confie will continue to produce insurance business for the Company’s insurance subsidiaries at least until the earlier of December 15, 2015, or when Confie’s contingent payment obligations under the Purchase Agreement are discharged. Among other things, the Master Distribution Agreement includes terms designed to preserve the volume of business produced by the Retail Business for the Company as of the Closing. In turn, the Master Distribution Agreement obligates the Company’s insurance subsidiaries to maintain their underwriting capacity in the markets where the Retail Business operates for the duration of the Master Distribution Agreement, including certain restrictions on increasing fees and rates beyond certain thresholds without Confie’s consent. Additionally, Confie shall continue to provide premium financing capability for the Company’s policies, including for business written through independent agencies in certain markets, and the parties will share equally in any increased profits from premium financing independent agency business during the term of the Master Distribution Agreement.

The foregoing description of the material terms of the Master Distribution Agreement does not purport to be complete summary of the material terms of the Master Distribution Agreement and is qualified in its entirety by reference to the complete text of the Master Distribution Agreement, a copy of which will be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2013.

Item 1.02 Termination of a Material Definitive Agreement.

As described in Items 1.01(a), 1.01 (b), and 2.01 of this Form 8-K, effective September 30, 2013 and concurrently with the closing of the Senior Facility, Subordinated Facility and sale of the Company’s Retail Business on that date, the Company terminated the Prior Credit Facility.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On September 30, 2013, the Company completed its sale of the stock of certain subsidiaries and assets constituting the retail insurance agency and premium finance business of the Company (Retail Business) pursuant to that certain Stock and Asset Purchase Agreement (Purchase Agreement) with Confie Seguros Holding II Co. and Confie Insurance Group Holdings, Inc., dated September 16, 2013, for an aggregate purchase price of up to $121.8 million in cash after giving effect to an estimated purchase price adjustment for working capital of the Retail Business as determined on the closing date. The purchase price may be subject to a further post-closing adjustment for working capital to be determined 90 days after the closing date. At closing, $20.0 million of the purchase price was deposited into an escrow account maintained for the Company’s benefit (Escrow Amount). The Escrow Amount shall be released to the Company or its insurance subsidiary, Affirmative Insurance Company (AIC), at various times depending upon AIC’s achievement of specified risk-based capital ratios through June 30, 2014. After payment of the Escrow Amount and certain fees and expenses related to the transaction, the Company received $80.0 million in cash, which, together with the proceeds of the Senior Facility and Subordinated Facility, was used to pay down the outstanding principal amount and terminate the Prior Credit Facility. Up to an additional $20 million in cash is payable to the Company or its insurance subsidiary following closing based on achievement of specified risk-based capital ratios for specified periods through December 31, 2015.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures set forth in Items 1.01(a) and (b) of this Form 8-K are hereby incorporated by reference into this Item 2.03.

Item 7.01 Regulation FD Disclosure

On September 30, 2013, the Company issued a press release announcing the refinancing of the Prior Credit Facility under the Senior Facility and Subordinated Facility, as well as the completion of the sale of the Company’s Retail Business. A copy of the press release is attached hereto as Exhibit 99.1.

The information furnished pursuant to this Item 7.01, including the exhibit, shall not be deemed to be incorporated into any of our filings with the SEC under the Securities Act of 1933, except as shall be expressly set forth by specific reference in any such filing, and shall not be deemed to be “filed” with the SEC under the Securities Exchange Act of 1934.

Item 8.01 Other Events

As disclosed in a Form 8-K filed with the Commission on September 16, 2013 (File No. 000-50795), the Company entered into a commitment letter to refinance the Prior Credit Facility with Fortress Credit Corp. and JCF AFFM Debt Holdings L.P (Commitment Letter). As a result of the Company’s consummation of the Senior Facility and the Subordinated Facility, the Company did not enter into the transactions contemplated in the Commitment Letter.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

99.1	Press Release issued on September 30, 2013.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements typically are identified by use of terms such as “may,” “will,” “should,” “plan,” “expect,” “anticipate,” “estimate” and similar words, although some forward-looking statements are expressed differently. Forward-looking statements represent our management’s judgment regarding future events. Although the Registrant believes that the expectations reflected in such forward-looking statements are reasonable, the Registrant can give no assurance that such expectations will prove to be correct. All statements other than statements of historical fact included in this Current Report on Form 8-K are forward-looking statements. The Registrant cannot guarantee the accuracy of the forward-looking statements, and the Registrant’s actual results could differ materially from those contained any forward-looking statements due to a number of factors, including the statements under the heading “Risk Factors” contained in the Registrant’s filings with the Securities and Exchange Commission. Accordingly, such forward-looking statements are subject to a number of risks and uncertainties and may cause actual results to differ materially from the Registrant’s expressed expectations.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFIRMATIVE INSURANCE HOLDINGS, INC.

Date: September 30, 2013	By:	/s/ Joseph G. Fisher
Name: Joseph G. Fisher Title: Executive Vice President and General Counsel